UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 26, 2004

Date of Report (Date of earliest event reported)

U.S.I. Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50041	13-3771733
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Pleasantville Road

Suite 160 South

Briarcliff Manor, NY 10510

(Address of principal executive offices)

(914) 749-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7.	Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description

99.1	U.S.I. Holdings Corporation (the “Company”) visual presentation presented at the SunTrust Robinson Humphrey Institutional Conference on May 26, 2004.

Item 9.	Regulation FD Disclosure.

Participation in the SunTrust Robinson Humphrey Institutional Conference.

As announced in the Company’s May 21, 2004 press release, the Company participated in the SunTrust Robinson Humphrey Institutional Conference on May 26, 2004. David L. Eslick, Chairman, President and Chief Executive Officer of the Company gave a presentation at the conference. Exhibit 99.1 hereto includes the visual portion of his presentation. The audio presentation is available at http://www.usi.biz and will be accessible through Wednesday, June 30, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 26, 2004

U.S.I. HOLDINGS CORPORATION

By:	/s/ Ernest J. Newborn

	Name:	Ernest J. Newborn, II
	Title:	Senior Vice President, General Counsel and Secretary